UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Offering of New 2023 Notes – Note Purchase Agreements, Exchange Agreement, Indenture and Placement Agent Agreement

On October 31, 2019, Teligent, Inc. (the “Company”) completed its previously announced private placement offering (the “Offering”) in which the Company issued $34,405,000 aggregate principal amount of 7.0% Cash / 8.0% PIK Series B Senior Unsecured Convertible Notes due 2023 (the “New 2023 Notes”), which were issued pursuant to an indenture (the “Indenture”), dated as of October 31, 2019, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Company sold an aggregate principal amount of approximately $29.3 million of New 2023 Notes in the Offering pursuant to Note Purchase Agreements (each, a “Purchase Agreement” and together the “Purchase Agreements”), each dated October 28, 2019, between the Company and each purchaser of New 2023 Notes (the “Purchasers”). In addition, the Company issued an aggregate principal amount of approximately $5.1 million of New 2023 Notes in the Offering in exchange for an aggregate principal amount of $9.0 million of the Company’s 4.75% Convertible Senior Notes due May 1, 2023 (the “Old 2023 Notes”) pursuant to an Exchange Agreement (the “Exchange Agreement”), dated October 28, 2019, between the Company and the holder of Old 2023 Notes party thereto (the “Exchanging Noteholder”).

The Purchase Agreements and the Exchange Agreement contain customary representations, warranties and covenants by and from the Company, the Purchasers and the Exchanging Noteholder.

The New 2023 Notes will mature on May 1, 2023, unless earlier purchased or converted. The New 2023 Notes are the Company’s general senior unsecured obligations. The New 2023 Notes are guaranteed on a senior unsecured basis by all of the Company’s subsidiaries (other than excluded subsidiaries as defined in the Indenture).

Interest on the New 2023 Notes accrues at the rate of 7.0% per annum if interest is paid in cash with respect to any applicable period and at the rate of 8.0% per annum if interest is paid in kind in the form of additional principal with respect to any applicable period. In any case, interest is payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2020. So long as the Senior Credit Facilities are outstanding, the Company is prohibited from electing to pay interest on the New 2023 Notes in cash.

Holders of the New 2023 Notes (the “Noteholders”) are entitled to convert principal and accrued, unpaid interest on the Notes into, at the Company’s election, cash, shares of the Company’s common stock (the “Common Stock”), or a combination thereof, subject to certain limitations. The New 2023 Notes are convertible at an initial conversion price per share of Common Stock equal to $0.72, subject to adjustment under certain circumstances. The initial conversion price represents a conversion premium of 20% over the closing price of the Common Stock of $0.60 on October 28, 2019, as reported on the Nasdaq Global Select Market. The conversion rate is subject to adjustment if certain events occur.

The New 2023 Notes provide for customary events of default. In the case of certain events of default, either the Trustee or Noteholders holding no less than 25% of the aggregate principal amount outstanding under the New 2023 Notes may declare all of the outstanding principal amount of the New 2023 Notes and accrued and unpaid interest, if any, to be immediately due and payable. Upon certain events of bankruptcy, insolvency or reorganization of the Company or certain of its subsidiaries, the outstanding principal amount of the New 2023 Notes and accrued and unpaid interest, if any, will become automatically immediately due and payable.

The net proceeds of approximately $27.0 million from the Offering will be used as follows: approximately $13.0 million of the net proceeds will be used to extinguish the outstanding Convertible 3.75% Senior Notes due 2019 (the “2019 Notes”), approximately $6.0 million of the net proceeds will be used to pay outstanding accounts payable, approximately $2.5 million of the net proceeds will be used to pay off a protective advance under the First Lien Credit Agreement (as defined below), approximately $1.8 million of the net proceeds will be used to pay interest on the Old 2023 Notes that remain outstanding after this offering, and the remaining net proceeds will be used to fund general corporate and working capital requirements.

Craig-Hallum Capital Group, LLC (the “Placement Agent”) acted as the placement agent in the Offering pursuant to a Placement Agency Agreement, dated October 28, 2019 (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company paid to the Placement Agent an amount in the aggregate equal to 6% of the gross proceeds received by the Company from the sale of the New 2023 Notes in addition to reimbursement of up to $65,000 in certain expenses incurred in connection with the Offering. The Placement Agency Agreement contains customary representations, warranties and covenants, and the Company has agreed to indemnify the Placement Agent and its affiliates against certain liabilities.

The foregoing descriptions of the Purchase Agreements, the Exchange Agreement, the Indenture and the New 2023 Notes do not purport to be complete and each is qualified in its entirety by reference to the Form of Purchase Agreement, Form of Exchange Agreement, the Indenture and the Form of Note, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment of Senior Credit Facilities

On October 31, 2019, the Company entered into (i) a Consent and Amendment No. 1 to First Lien Revolving Credit Agreement (the “First Lien Amendment”), amending that certain First Lien Revolving Credit Agreement, dated December 13, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and ACF Finco I LP, as administrative agent and collateral agent for the lenders (as amended, including by the First Lien Amendment, the “First Lien Credit Agreement”), and (ii) a Consent and Amendment No. 3 to Second Lien Credit Agreement (the “Second Lien Amendment”), amending that certain Second Lien Credit Agreement, dated December 13, 2018, by and among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, and Ares Capital Corporation, as administrative agent and collateral agent for the lenders (as amended, including by the Second Lien Amendment, the “Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Senior Credit Facilities”).

The First Lien Amendment amended the First Lien Credit Agreement to, among other things, (i) permit the Company’s incurrence of the indebtedness in respect of the New 2023 Notes and the subsidiaries’ guarantees of the Company’s obligations in respect thereof, (ii) permit the Company to use the proceeds of this offering to voluntarily prepay or redeem the 2019 Notes, (iii) require the Company to pay interest on the New 2023 Notes issued in this offering in kind and not in cash and (iv) prohibit the Company from refinancing the New 2023 Notes and from voluntarily prepaying the New 2023 Notes except with the proceeds of an issuance of capital stock.

The Second Lien Amendment amended the Second Lien Credit Agreement to, among other things, (i) permit the Company’s incurrence of the indebtedness in respect of the New 2023 Notes and the subsidiaries’ guarantees of the Company’s obligations in respect thereof, (ii) permit the Company to use the proceeds of this offering to voluntarily prepay or redeem the 2019 Notes, (iii) require the Company to pay interest on the New 2023 Notes issued in this offering in kind and not in cash, (iv) prohibit the Company from refinancing the New 2023 Notes and from voluntarily prepaying the New 2023 Notes except with the proceeds of an issuance of capital stock and (v) provide that the lenders’ commitment in respect of the Delayed Draw Term Loan B will expire on October 31, 2019.

The foregoing summary of the terms of the First Lien Amendment and Second Lien Amendment does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of such First Lien Amendment and Second Lien Amendment, which are attached hereto as Exhibit 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Offering of New 2023 Notes – Note Purchase Agreements, Exchange Agreements, Indenture and Placement Agent Agreement” is incorporated herein by reference.

The Company offered and sold the New 2023 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, in reliance upon the safe harbor provided by Rule 506(b) of Regulation D promulgated thereunder. Neither the New 2023 Notes nor the shares of Common Stock issuable upon conversion of the New 2023 Notes have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of October 31, 2019, by and among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee
4.2	Form of Note (included in Exhibit 4.1)
10.1	Form of Purchase Agreement, dated as of October 28, 2019, between the Company and the purchaser party thereto
10.2	Form of Exchange Agreement, dated as of October 28, 2019, between the Company and the exchanging noteholder party thereto
10.3	Consent and Amendment No. 1 to First Lien Credit Agreement, dated as of October 31, 2019, by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and ACF Finco I LP, as Administrative Agent
10.4	Consent and Amendment No. 3 to Second Lien Credit Agreement, dated as of October 31, 2019, by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and Ares Capital Corporation, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: October 31, 2019	By:	/s/ Jason Grenfell-Gardner
		Name:	Jason Grenfell-Gardner
		Title:	Chief Executive Officer